SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report):   November 15, 1996


Edison Control Corporation
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

0-14812
(Commission File Number)

22-2716367
(IRS Employer Identification No.)

W60 N151 Cardinal Avenue  PO Box 326  Cedarburg, WI      53012
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (414) 377-6565

140 Ethel Road West   Piscataway, NJ  08854
(Former name or former address, if changed since last report)

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Item 4.	Changes in Registrant's Certifying Accountant.


(a) (1) and (2) On November 15, 1996, following consultation with the Board of Directors of Edison Control Corporation (the "Company"), management of the Company dismissed the Company's independent auditors, Ernst and Young
LLP ("E&Y"), effective as of such date. On the same such date, management of the Company engaged Deloitte & Touche LLP ("D&T") as the Company's independent auditors.

The E&Y reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1994 and December 31, 1995 and the subsequent interim period preceding dismissal, the Company has not had any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures which, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

(a) (3) As required by Item 304 (a) of Regulation S-K, a copy of E&Y's letter, addressed to the Securities and Exchange Commission, is attached as
Exhibit 1 hereto.



Item 8.	Change in Fiscal Year

On November 15, 1996, Edison Control Corporation (the "Company") determined the Company's new fiscal year will be January 31. The Company previously maintained a December 31 year end. The transition period (January 1, 1996 to January 31, 1996) will be included with Form 10K for the year ended January 31, 1997.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




EDISON CONTROL CORPORATION
(Registrant)


Date:   November 15, 1996
Mary E. McCormack
(Chief Executive Officer)

Date:   November 15, 1996
Jay R. Hanamann
(Chief Financial Officer)